UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 29, 2009

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

 On June 29, 2009 we entered into a Purchase Order Agreement, or the PO with COMEX, LLC in connection with the sale of our soil additive that is used in our soil remediation process through our joint venture with Huma-Clean.

The material terms of the PO are: (i) COMEX’s purchase of 300,000 metric tons of our soil additive (ii) the purchase price is $180.00 per metric ton for a total of $54,000,000; (iii) the purchase price is CIF Kandla Port, India; (iv) the contract is contingent upon a documentary Letter of Credit (“LOC”) being issued to COMEX by its client (an agency or corporation sponsored by the Indian government) without which COMEX will be under no obligation to complete this PO agreement; (v)  upon successfully attaining the LOC, Comex will assign its rights under the LOC to us so that we can partially monetize the LOC for working capital; the parties to the PO estimate that shipments will begin within forty-five (45) days of executing the PO or as soon as commercially viable; and (vi) each shipment shall represent 25,000 tons or $4,500,000 for a total of 12 shipments.

The material terms of the Purchase Order Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.03 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 30, 2009 Roy Pardini, our director and treasurer, resigned from the board of directors and as treasurer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Purchase order agreement with COMEX, LLC dated June 29, 2009.
10.2	Resignation Letter of Roy Pardini dated June 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	July 6, 2009

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer